Exhibit 99.1

ESCROW AGREEMENT

This Escrow Agreement (the "Agreement") is made and entered into this 12th day of November, 2007, by and among Madison Enterprises Group, Inc., a Delaware corporation (the "Issuer"); the Selling Stockholders of shares of common stock of the Company ("Selling Stockholders"), who are identified on Schedule A which is annexed hereto; and Continental Stock Transfer & Trust Company, a Delaware corporation (the "Escrow Agent").

WHEREAS, the Issuer has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1 ("Form S-1") pursuant to the Securities Act of 1933 as amended (the "Act") with respect to the prospective sale of shares in the Issuer by the Selling Stockholders (the "Offering");

WHEREAS, the Offering is being conducted based upon the Issuer being deemed to be a Blank Check issuer as that term is defined by subsection (a)(2) of Rule 419 ("Rule 419") of Regulation C promulgated pursuant to the Act;

WHEREAS, if any of the Selling Stockholders elect to sell shares of common stock of the Issuer pursuant to the Offering, the Issuer desires to utilize the Escrow Agent's services pursuant to the terms and conditions herein provided to satisfy the restrictions and requirements imposed upon the Offering by Rule 419;

WHEREAS, if any Selling Stockholder elects to sell shares of common stock of the Issuer, then each Selling Stockholder who elects to sell shares of common stock of the Issuer pursuant to the Offering shall agree to be bound by the terms and conditions of this Agreement as a condition of any such sale and shall execute the Selling Stockholder Signature Page, in the form which is annexed hereto as Schedule B.

NOW, THEREFORE, in consideration of the mutual covenants which are hereinafter set forth and for good and valuable consideration, receipt of which is hereby acknowledged,

IT IS AGREED:

1. Recitals Adopted. The parties hereto adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and that such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each party as to itself and himself.

2. Appointment of Escrow Agent.

A. In connection with Selling Stockholders' possible sale of shares of common stock after such shares are registered, the Issuer hereby appoints the Escrow Agent to act as escrow agent in connection with the Offering pursuant to the terms and conditions set forth in this Agreement.

B. The Escrow Agent shall receive compensation to be paid by the Issuer as set forth on Schedule C, annexed hereto and made a part hereof.

3. Duties of Escrow Agent.

A. Escrow Agent shall establish an escrow account (the "Escrow Account") into which the shares to be sold (the "Escrow Shares") and the funds to be received from prospective purchasers of said shares (the "Prospective Purchasers") as well as any dividends earned by the Prospective Purchasers while the Escrow Shares are being held in escrow (the "Escrow Funds") in connection with any sale by the Selling Stockholders pursuant to the Offering (collectively, the "Escrow Items") shall be deposited and held until an acquisition meeting the criteria specified in Rule 419 is completed. Escrow Funds shall only be invested in an obligation that constitutes a "deposit", as that term is defined in section 3(l) of the Federal Deposit Insurance Act.

B. Escrow Agent shall receive and hold all shares of common stock sold pursuant to the Offering (i.e., the Escrow Shares) pursuant to the terms set forth in this Agreement and in accordance with Rule 419. All Escrow Shares are to remain as deposited and shall be held until (i) released by the Escrow Agent pursuant to Paragraphs "D", "E", "F" or "G" of this Article "3" of this Agreement or (ii) the Escrow Agent shall have deposited the Escrow Items in court pursuant to Paragraph "G" of Article "5" of this Agreement or the last sentence of Paragraph "I" of Article "5" of this Agreement. The identity of (i) each Selling Stockholder and (ii) the Prospective Purchaser shall be included with the stock certificates or other documents evidencing such securities which are delivered to the Escrow Agent.

C. The Escrow Shares shall remain as issued and deposited and shall be held for the sole benefit of the Prospective Purchasers, who shall have voting rights with respect to the Escrow Shares held in their names, as provided by applicable state law.

D. If Escrow Agent shall receive written notice from the Issuer pursuant to Article "9" of this Agreement that the Issuer has entered into an agreement for the acquisition of a business pursuant to paragraphs (e)(1) and (e)(2) of Rule 419, and said written notice includes a representation that the Issuer has provided a post-effective amendment to the Issuer's registration statement which has been declared effective by the SEC to each Prospective Purchaser and has received confirmation from Prospective Purchasers pursuant to Rule 419(e)(2)(ii) that said Prospective Purchasers intend to continue to remain investors in the Issuer, then Escrow Agent shall deliver the Escrow Shares to the applicable Prospective Purchasers who have given said confirmation, and shall deliver the Escrow Funds to the corresponding Selling Stockholders.

E. If Escrow Agent shall receive written notice from the Issuer pursuant to Article "9" of this Agreement that the Issuer has entered into an Acquisition Agreement pursuant to paragraphs (e)(1) and (e)(2) of Rule 419, and said written notice includes a representation that the Issuer has provided a post-effective amendment to the Issuer's registration statement which has been declared effective by the SEC to each Prospective Purchaser, and either (i) Issuer has received confirmation from Prospective Purchasers pursuant to Rule 419(e)(2)(ii) that said Prospective Purchasers do not intend to continue to remain investors in the Issuer or (ii) more than forty-five (45) business days have elapsed after the effective date of the post-effective amendment, then Escrow Agent shall return the Escrow Funds to the corresponding Prospective Purchasers, and shall return the Escrow Shares to the corresponding Selling Stockholders.

F. If upon receiving written instructions from the Issuer that the Issuer has not (i) negotiated an acquisition transaction, (ii) filed a post-effective amendment to its registration statement, (iii) successfully completed a reconfirmation offering meeting the requirements of Rule 419 and (iv) closed on the acquisition agreement within eighteen (18) months after the effective date of its registration statement, then Escrow Agent shall return the Escrow Funds to the corresponding Prospective Purchasers, and shall return the Escrow Shares to the corresponding Selling Stockholders pursuant to the written instructions from the Issuer.

G. If the Issuer elects to terminate the Offering prior to the occurrence of the events specified in Paragraphs "D", "E" or "F" of this Article "3" of this Agreement, then the Issuer shall notify Escrow Agent pursuant to Article"9" of this Agreement that the Offering has been terminated and the registration statement withdrawn, whereupon Escrow Agent shall return the Escrow Funds to the Prospective Purchasers, and shall return the Escrow Shares to the Selling Stockholders.

4. Representations, Warrants and Covenants of Escrow Agent.

A. Escrow Agent shall deposit the gross proceeds, if any, from the Offering promptly into the Escrow Account. Dividends, if any, earned on said funds shall be held in the Escrow Account until the funds are released. If the Escrow Funds are released to a Prospective Purchaser, the Prospective Purchaser shall receive any dividends earned on such funds until the date of release. If Escrow Funds are released to the Selling Stockholders, any dividends earned on such funds up to the date of release shall be released to the Selling Stockholders.

B. Escrow Agent shall maintain in good faith and in the regular course of business Escrow Account records, providing that the funds in the Escrow Account are held for the benefit of the purchasers and showing the name and interest of each party to the account.

C. No transfer or other disposition of Escrow Shares shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 [26 U.S.C. 1 et seq.], or the rules thereunder.

5. Rights and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties pursuant to this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

A. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law except as specifically provided in this Agreement.

B. (i) The Escrow Agent is hereby released and exculpated from all liability, costs, and expenses whatsoever which arise out of or in connection with the Escrow Agent’s activities as escrow agent hereunder. The Escrow Agent shall not be liable for negligence or gross negligence. The Escrow Agent shall be liable only to the extent of any loss or damage which is caused by its willful misconduct.

(ii) The Escrow Agent shall not be obligated to verify (i) the authenticity of any documents submitted to it as originals, (ii) the genuineness of the signatures on any documents submitted to it; (iii) the legal capacity of any persons who executed any document submitted to it; (iv) the due authorization and valid execution of any agreement submitted to it by all parties thereto; (v) that any agreement submitted to it constitutes a valid and legally binding agreement and obligation of the parties; and (vi) the conformity to the originals of any documents submitted to it (a) as photostatic copies or (b) via facsimile.

C. The Escrow Agent may act or refrain from acting with respect to any matter which is referred to herein in reliance upon either: (i) the advice of any counsel who may be selected by the Escrow Agent from time to time or (ii) a good faith determination by the Escrow Agent. The Escrow Agent is hereby released and exculpated from all liability or claimed liability by the parties or any other person which may arise or be alleged to have arisen, out of or as a result of, in connection with acting as Escrow Agent or in refraining from acting upon either: (i) the advice of any counsel or (ii) a good faith determination by the Escrow Agent.

D. The Escrow Agent may rely upon any paper or other document which may be submitted to the Escrow Agent in connection with its duties hereunder which is believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties and is hereby released and exculpated from all liability, including, but not limited to, losses, costs, consequential damages and expenses whatsoever which arises out of or in connection with its actions based upon any such paper or other document, and the Escrow Agent shall have no liability or responsibility with respect to the form, execution or validity thereof.

E. The Escrow Agent may institute or defend any action or legal process which involves any matter which is referred to herein which in any manner affects the Escrow Agent or its duties or liabilities hereunder, but the Escrow Agent shall not be required to institute or defend such action or process unless or until requested to do so, and then only upon receiving full indemnity, against any and all claims, liabilities, judgments, reasonable attorneys fees and other expenses of every kind in relation thereto. Such indemnification shall be in a form and amount satisfactory to the Escrow Agent, in its sole and absolute discretion, and from such parties determined by the Escrow Agent in its sole and absolute discretion.

F. The parties agree to and shall indemnify and save the Escrow Agent harmless from and against any losses, claims, liabilities, judgments, reasonable attorneys’ fees and other expenses of every kind and nature which may be suffered, sustained or incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Agreement except for the Escrow Agent’s willful misconduct. In addition, the Escrow Agent shall be entitled to the fair value of the legal services incurred to outside counsel with respect to the Escrow Agent’s acceptance of, and its performance pursuant to this Agreement.

G. The Escrow Agent may at any time, in its sole and absolute discretion, deposit the Escrow Items with a court of competent jurisdiction in New York County, New York pursuant to an action of interpleader, and upon such deposit the Escrow Agent shall be released from any further liability or obligation as the Escrow Agent.

H. In the event of any dispute which is referred to herein, the Escrow Agent shall be entitled to consult with counsel and commence or defend any legal proceeding if the Escrow Agent, in its good faith determination, determines to do so, and shall be reimbursed by both parties for all legal fees and expenses in connection with such consultation and legal proceeding.

I. The Escrow Agent may resign at any time from its duties as Escrow Agent by giving at least thirty (30) days prior written notice ("Resignation Notice") pursuant to Article "9" of this Agreement to the Issuer and to all Selling Shareholders and Prospective Purchasers who have Escrow Items being held by the Escrow Agent. The Escrow Agent shall upon the (i) acceptance of the new escrow agent by the Issuer and (ii) presentation of an executed agreement appointing said new escrow agent, turn over to said escrow agent the Escrow Items. If no such escrow agent is appointed within thirty (30) days after the giving of Resignation Notice, the Escrow Agent may deposit the Escrow Items with a court of competent jurisdiction in New York County, New York.

J. The Escrow Agent is not a party to or bound by any agreement pertaining to the Offering or any other agreement between the Parties, except this Agreement.

K. The duties of the Escrow Agent hereunder are entirely ministerial, being limited to receiving, holding, and disbursing the amount in escrow as provided herein. The Escrow Agent may rely upon and will be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed by the proper party or parties or their representatives, and shall have no liability or responsibility with respect to the form, execution, or validity thereof.

L. The Escrow Agent’s obligation to act as Escrow Agent pursuant to this Agreement shall terminate at such time as (i) the Escrow Agent shall deliver the Escrow Items pursuant to Paragraphs "D", "E", "F" or "G" of Article "3" of this Agreement or (ii) the Escrow Agent shall have deposited the Escrow Items in court pursuant to Paragraph "G" of this Article "5" of this Agreement or the last sentence of Paragraph "I" of this Article "5" of this Agreement.

6. Duties of Issuer. Upon request of the Escrow Agent, Issuer shall timely execute and deliver any and all documents, and perform any and all acts, as may be reasonably and customarily required to be executed or performed by an issuer in connection with the parties' fulfillment of their respective obligations under an escrow agreement such as this Agreement.

7. Authority. The persons executing this Agreement hereby represent that each is duly authorized to enter into this Agreement in the capacity specified, and upon request, will provide documentation to the Escrow Agent and the other party which supports his or her authority to enter into this Agreement.

8. Miscellaneous.

A.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.  Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

C. Amendment. This Agreement may not be changed, modified, extended, terminated or discharged orally but only by an agreement in writing, signed by all of the parties to this Agreement.

9. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Issuer	Madison Enterprises Group, Inc.
488 Madison Avenue
New York, New York 10022
Attention: Frederick M. Mintz
Facsimile No.: (212) 486-0701

If to the Escrow Agent:	Continental Stock Transfer & Trust Co.
17 Battery Place
New York, New York 10004
Attention: Steve Nelson, Chairman
Facsimile No.: (212) 616-7615

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Article “9” of this Agreement are not otherwise available, notice shall be hand delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

10. Governing Law.

This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of New York, in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law that would call for the application of the laws of any other jurisdiction. Furthermore, the parties hereby agree:

A. That any proceeding to enforce the provisions of this Agreement may be commenced in the Courts of the State of New York and federal courts in the State of New York having subject matter jurisdiction;

B. To hereby irrevocably and unconditionally consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York and federal courts in the State of New York, and appellate courts thereof, in any action or proceeding, or for recognition and enforcement of any judgment in respect thereof;

C. To hereby waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, to the addresses which are set forth in Article “9” of this Agreement or in each case to such other addresses as shall have last been furnished by the like notice; and

D. To hereby waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

11. Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

12. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

13. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

14. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

15. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

16. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by all of the parties to this Agreement.

17. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

18. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate the Agreement by giving written notice to the other party.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and this same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and the year first above written.

Madison Enterprises Group, Inc.
488 Madison Avenue
New York, New York 10022

By:  /s/ Alan P. Fraade

Continental Stock Transfer & Trust Co.
17 Battery Place
New York, New York 10004
As Escrow Agent

By:  /s/ Steven G. Nelson

EXHIBIT B
SELLING STOCKHOLDER SIGNATURE PAGE

The undersigned Selling Stockholder of Madison Enterprises Group, Inc. (the “Company”), intends to sell the shares of the Company pursuant to the Form S-1 Registration in compliance with Rule 419 of Regulation C promulgated pursuant to the Securities Act of 1933, as amended, and hereby agrees to be bound by the terms of the Escrow Agreement to which this Signature Page is attached.

Name of Selling Stockholder: ______________________________

Selling Stockholder’s Signature: ______________________________

Number of Shares Owned: ____________	______________________________________
Street Address

Number of Shares Being Sold: ____________	______________________________________
City and State Zip

Amount of Sale: $____________	______________________________________
Telephone Number

______________________________________
Facsimile Number

______________________________________
Social Security Number

Name and contact information of Purchaser (if known):	If a broker is utilized with respect to this sale, name and contact information:

______________________________________	______________________________________
Name	Name

______________________________________	______________________________________
Street Address	Street Address

______________________________________	______________________________________
City and State Zip	City and State Zip

______________________________________	______________________________________
Telephone Number	Telephone Number

______________________________________	______________________________________
Facsimile	Facsimile

______________________________________	______________________________________
Social Security Number	Social Security Number